UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6101 Bollinger Canyon Road, Suite 500, San Ramon, California 94583

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 par value	COO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2022, CooperSurgical, Inc. (“CooperSurgical”), the wholly owned subsidiary of The Cooper Companies, Inc. (the “Company”), entered into a binding letter of intent (the “LOI”) with Cook Medical Holdings LLC, an Indiana limited liability company (“Cook Medical”, collectively with the Company and CooperSurgical, the “Parties”, individually a “Party”), for the intended purchase by CooperSurgical of the assets of Cook Medical’s Reproductive Health business (the “Business”). The LOI provides that, subject to completion of certain employee consultation procedures required under applicable law, the Parties will enter into a definitive asset purchase agreement, the form of which is attached as an exhibit to the LOI (the “Purchase Agreement,” and together with the LOI, the “Transaction Documents”), providing for the acquisition by CooperSurgical from Cook Medical of the Business for an aggregate consideration of $875 million in cash, with $675 million payable at the closing and the remaining $200 million of the purchase price payable in $50 million installments following each of the first, second, third and fourth anniversaries of the closing (the “Proposed Transaction”).

Cook Medical has agreed to commence as promptly as practicable, and no later than five (5) days after the date of the LOI or such later time as may be agreed upon by the Parties, the consultations processes necessary to obtain the opinions of the applicable works councils and other employee representative bodies required under applicable law (the “Staff Representative Bodies”), as set forth in the LOI. Subject to the conditions set forth in the LOI, the Parties must execute and deliver the Purchase Agreement as promptly as reasonably practicable but in any event no later than five (5) days following the date on which Cook Medical receives the last to be issued final written opinions (whether favorable or not) of the Staff Representative Bodies in accordance with applicable law (the “Consultation Period”), provided that in the absence of a final written opinion by any Staff Representative Body, a final written opinion will be deemed to have been given by such Staff Representative Body upon the earlier of (i) the date on which Cook Medical has determined in good faith that such Staff Representative Body is deemed to have rendered an opinion and (ii) where no final opinion is to be rendered in accordance with applicable law, the date on which consultation procedures with the such Staff Representative Body have been completed in accordance with applicable law. The Parties will duly consider any recommendations made in any written opinions issued by the Staff Representative Bodies and will consider such changes to the Purchase Agreement as the Parties may mutually agree to reflect such recommendations.

The LOI may be terminated by either CooperSurgical or Cook Medical at any time if (i) the date that is twelve months from the date the LOI is executed (as may be extended in accordance with the terms of the Purchase Agreement) (the “Termination Date”) is reached and the Consultation Period has not expired, provided that the Party seeking termination is not in breach in any material respect of any of its covenants or agreements contained in the LOI, (ii) the closing conditions of the other Party become incapable of fulfilment by the Termination Date and have not been waived in writing by the Party seeking termination or (iii) any governmental body issues a final, non-appealable order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Purchase Agreement or any law makes consummation of the transactions contemplated by the Purchase Agreement illegal or otherwise prohibited.

The completion of the Proposed Transaction is contingent upon customary closing conditions set forth in the Purchase Agreement, including (i) the absence of any law, order or action by a governmental body which would prohibit consummation of the transactions contemplated by the Purchase Agreement, (ii) the absence of any pending lawsuit, claim or action which seeks to prohibit or restrict the transactions contemplated by the Purchase Agreement, (iii) the expiration or termination of the applicable waiting period under any applicable antitrust laws and the receipt of any approvals of a governmental body under applicable antitrust laws, (iv) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of CooperSurgical and Cook Medical in the Purchase Agreement and the compliance in all material respects by each Party with the covenants contained in the Purchase Agreement and (v) the absence of any material adverse effect with respect to Cook Medical.

The foregoing summary of the Transaction Documents and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the LOI (including the form of the Purchase Agreement attached thereto), which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference. The Transaction Documents have been included to provide investors and securityholders with information regarding their terms. It is not intended to provide any other factual information about the parties thereto, or their respective subsidiaries and affiliates. The Transaction Documents contain representations and warranties of CooperSurgical, on the one hand, and Cook Medical, on the other hand, made solely for the benefit of the other party and should not be relied upon by investors and securityholders. Moreover, information concerning the subject matter of the Proposed Transaction may change after the date hereof and such subsequent information may or may not be fully reflected in the Company’s public disclosures.

Neither the Company nor any of its subsidiaries or respective affiliates has any material relationship with Cook Medical or any of its affiliates other than in respect of the Transaction Documents.

Forward-Looking Statements

The information included herein contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact, including statements regarding the acquisition of the Business including financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the Business’s future expenses, sales and diluted earnings per share are forward looking. In addition, all statements regarding anticipated growth in our net sales and anticipated market conditions, planned product launches and expected results of operations are forward-looking. To identify these statements, look for words like “believes,” “outlook,” “probable,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases, including the negative thereof. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: failure to obtain required regulatory approval in a timely manner or otherwise; failure to satisfy any closing conditions to the proposed acquisition of the Business; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the Proposed Transaction or parties thereto are subject; risks related to pre-acquisition non-compliance by the Business with applicable regulatory or works council consultation requirements; failure to successfully integrate any new business; failure to realize anticipated benefits of any combined operations; unanticipated costs of acquiring or integrating the Business; potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including employees, customers, partners and competitors; inability to retain key personnel; changes in legislation or government regulations affecting the acquisition or the parties; and economic, social or political conditions that could adversely affect the acquisition of the parties. More details about these and a number of other important risk factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements can be found in our Securities and Exchange Commission filings, including under the “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K, as such sections may be updated in our quarterly filings, copies of which are available on the Company’s website: www.coopercos.com. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Item 7.01	Regulation FD Disclosure.

On February 7, 2022, the Company issued a press release announcing the execution of the LOI, a copy of which is furnished as Exhibit 99.1 hereto. The Company has also prepared an investor presentation with respect to the Proposed Transaction, a copy of which is furnished as Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibits 99.1 and 99.2.

Internet addresses in the release are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Letter of Intent, dated as of February 7, 2022, by and among CooperSurgical, Inc. & Cook Medical Holdings LLC (including the form of Purchase Agreement attached as Exhibit A thereto).

99.1	Press Release, dated February 7, 2022, of The Cooper Companies, Inc.

99.2	Investor Presentation, dated February 7, 2022, of The Cooper Companies, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Brian G. Andrews
Brian G. Andrews
EVP, Chief Financial Officer & Treasurer

Dated: February 7, 2022